Exhibit 10.6.1
PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN
OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT
WITH THE SECURITIES AND EXCHANGE COMMISSION.
[LETTERHEAD OF CATALYST PAPER CORPORATION]
March 28, 2006
Cascadia Forest Products Ltd.
925 West Georgia Street
Vancouver, British Columbia
V6C 3L2

Attention:	D. Brent Turner
Manager, Log Supply
Chip and Log Supply Agreement
We refer to the Chip and Log Supply Agreement made as of the 8th day of June, 1998 between MacMillan Bloedel Limited, a predecessor to Cascadia Forest Products Ltd. (“Seller”) and MB Paper Limited, a predecessor to Catalyst Paper Corporation (“Buyer”) as amended by a letter dated October 16, 2003.
Terms used in this letter which are defined in the Chip and Log Supply Agreement have corresponding meanings unless the context of this letter otherwise requires or unless such terms are otherwise defined in this letter.
We confirm our mutual agreement pursuant to Section 3.4 of the Chip and Log Supply Agreement to replace the Formula Chip Price as the Chip Price for the period October 1, 2005 to September 30, 2007 with a pricing mechanism based on Pulp Mill Net as follows:
(a)
for the purposes of this pricing mechanism “Pulp Mill Net” means, for any Quarter, the weighted average of the gross selling price expressed in Canadian dollars on a per tonne basis for all long fibre kraft pulp produced for sale at Buyer’s Crofton pulp and paper mill and sold during the Quarter, after deducting all customer discounts, rebates, commissions, freight, wharfage, handling, insurance and other similar costs that Buyer pays or allows in order to arrive at the net selling price that Buyer receives on a per tonne basis, converted to Canadian funds using, for each of Buyer’s fiscal months or partial fiscal months included in the Quarter, the average of the daily exchange rate over such fiscal months of the Bank of Canada noon rate of exchange between the Canadian dollar and the relevant currencies;

(b)	for the period October 1, 2005 to September 30, 2007, the Chip Price will be determined as follows:
(i)	with respect to Hemlock Chips delivered during the Quarter, a price per Volumetric Unit equal to (***) of the Pulp Mill Net for the Quarter;
(ii)	with respect to Douglas Fir Chips delivered during the Quarter, the price in item (i) less (***) per Volumetric Unit;

(iii)	with respect to yellow Cedar Chips delivered during the Quarter, (***) of the price in item (i); and
(iv)	with respect to Western Red Cedar Chips delivered during the Quarter, (***) of the price in item (i).
The parties will meet again in September, 2007 to agree to either maintain Chip pricing based on the above mechanism or to settle a variation for the two year period commencing October 1, 2007.
This letter forms part of and is to be read together with the Chip and Log Supply Agreement. The Chip and Log Supply Agreement, as amended by this letter, remains in full force and effect.
Please confirm your agreement with the above by signing and returning the enclosed copy of this letter.
Yours very truly,
CATALYST PAPER CORPORATION

Per:

Confirmed and agreed this day of , 2006

CASCADIA FOREST PRODUCTS LTD.

Per:

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